SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 31, 2002
                                ______________

                            McLEODUSA INCORPORATED
                                ______________

              (Exact Name of Registrant as Specified in Charter)

            DELAWARE                        0-20763               42-1407240
-------------------------------    -----------------------   ------------------
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)

          McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177,
                         Cedar Rapids, IA 52406-3177
          ___________________________________________________________
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (319) 790-7800
                                ______________



             _____________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)



Item 2.  Acquisition or Disposition of Assets.

            On December 31, 2002, McLeodUSA Holdings, Inc., McLeodUSA Telecommunications Services, Inc., McLeodUSA Integrated Business Systems, Inc. and McLeodUSA Market Response, Inc., each a wholly-owned subsidiary of McLeodUSA Incorporated ("McLeodUSA"), completed the sale of Illinois Consolidated Telephone Company ("ICTC") and certain related telecommunications businesses to Consolidated Communications, Inc., an Illinois corporation ("Consolidated Communications") and a subsidiary of Consolidated Communications Holdings, Inc., a Delaware corporation ("Consolidated Communications Holdings"). Consolidated Communications was successor to Consolidated Communications Holdings under the Acquisition Agreement, dated as of July 16, 2002, by and among McLeodUSA Telecommunications Services, Inc., McLeodUSA Holdings, Inc., McLeodUSA Integrated Business Systems, Inc., McLeodUSA Market Response, Inc. and Consolidated Communications Holdings (f/k/a Homebase Acquisition Corp.) (the "Acquisition Agreement"). A copy of the Acquisition Agreement was filed by McLeodUSA with the Securities and Exchange Commission as Exhibit 99.1 to Current Report on Form 8-K on August 6, 2002. The purchase price was $271.2 million, less $20 million of ICTC assumed indebtedness, resulting in total gross cash proceeds to McLeodUSA of approximately $251 million. In accordance with McLeodUSA's May 2000 Credit Agreement, as amended, $225 million of the net proceeds from the sale were used to reduce the Term A and Term B loans under such credit agreement.

            In connection with the transaction, McLeodUSA and certain of its subsidiaries entered into a series of operating agreements with Consolidated Communications and its subsidiaries, including ICTC, pursuant to which the parties will provide wholesale long-distance, telemarketing and fulfillment, and operator-assistance services and other services to each other. Consolidated Communications Holdings is a newly formed company financed by Spectrum Equity Investors, Providence Equity and Richard A. Lumpkin. Mr. Lumpkin was the principal owner of ICTC prior to its sale to McLeodUSA in September 1997 and following the acquisition, continued to serve as the Chairman, President and CEO of ICTC. Mr. Lumpkin was also Vice Chairman and a director of McLeodUSA from September 1997 to April 2001.

            On December 31, 2002, McLeodUSA Incorporated issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

DESCRIPTION

         (c) Exhibits.

         2.1 Acquisition Agreement, dated as of July 16, 2002, by and among McLeodUSA Telecommunications Services, Inc., McLeodUSA Holdings, Inc., McLeodUSA Integrated Business Systems, Inc., McLeodUSA Market Response, Inc. and Consolidated Communications Holdings (f/k/a Homebase Acquisition Corp.) (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated August 6, 2002).

         99.1     Press Release issued by McLeodUSA Incorporated on December
                  31, 2002.





                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2003                      McLEODUSA INCORPORATED


                                           By: /s/ G. Kenneth Burckhardt
                                           -----------------------------------
                                           G. Kenneth Burckhardt
                                           Chief Financial Officer



                                 EXHIBIT INDEX

   99.1     Press Release issued by McLeodUSA Incorporated on December 31, 2002.